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                                                                      Exhibit 24



                                POWER OF ATTORNEY

       Each of the undersigned officers and directors of HUNTINGTON PREFERRED CAPITAL, INC. (the "Corporation") hereby appoints RICHARD A. CHEAP, MICHAEL J. MCMENNAMIN, and PAUL V. SEBERT, as his or her attorneys, and any of them, with power to act without the others, as his or her attorney, to sign, in his name and on his behalf, and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission (the "Commission"), the Corporation's Registration Statement on Form S-11 (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, a maximum of 2,000,000 authorized and unissued shares of the Noncumulative Exchangeable Perpetual Preferred Stock, Class C, par value $25 per share, of the Corporation (as such number of shares may be adjusted from time to time for stock dividends, stock splits, or similar transactions affecting the capital stock of the Corporation generally), and any and all amendments, including post-effective amendments, to the Registration Statement, hereby granting to such attorneys, and to each of them, individually, full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as any of the undersigned could or might do in person, hereby granting to each such attorney-in-fact full power of substitution and revocation and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.

       IN WITNESS WHEREOF, the undersigned have signed these presents as of the dates indicated next to their respective signatures below.

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

          SIGNATURE:                                         TITLE:                                         DATE:
          ---------                                          -----                                          ----

/s/ Michael J. McMennamin                         President and Director                                May 16, 2001
------------------------------------------        (principal executive officer)
Michael J. McMennamin


/s/ Richard A. Cheap                              Vice President, Secretary, and Director               May 16, 2001
------------------------------------------
Richard A. Cheap


/s/ Paul V. Sebert                                Vice President, Treasurer, and Director               May 16, 2001
------------------------------------------        (principal financial officer and principal
Paul V. Sebert                                    accounting officer)



/s/ Ronald C. Baldwin                             Vice President and Director                           May 16, 2001
------------------------------------------
Ronald C. Baldwin


/s/ Steven A. Hinshaw                             Vice President and Director                           May 9, 2001
------------------------------------------
Steven A. Hinshaw


/s/ R. Larry Hoover                               Vice President and Director                           May 16, 2001
------------------------------------------
R. Larry Hoover
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